                                                                       EXHIBIT D

                        CONSOLIDATED FEDERAL INCOME TAX
                        -------------------------------
                   ALLOCATION AGREEMENT AMONG MEMBERS OF THE
                   -----------------------------------------
                   DOMINION RESOURCES, INC. AFFILIATED GROUP
                   -----------------------------------------


           This Agreement made as of this 30/th/ day of April, 2000 by and among Dominion Resources, Inc., a Virginia corporation ('Parent') and each of its undersigned Subsidiaries for taxable years ending after January 28, 2000.

                                  WITNESSETH:
                                  ----------

           WHEREAS, Parent and the undersigned Subsidiaries included in Appendix A are members of an affiliated group of corporations ('the Affiliated Group") as defined in section 1504(a) of the Internal Revenue Code of 1986, as amended ("the Code"); and

           WHEREAS, Parent will file a United States consolidated federal income tax return ("Consolidated Return") for the Affiliated Group for the taxable year ended December 31, 2000 and will file a Consolidated Return for all subsequent taxable periods for which one or more of the Subsidiaries is a member of the Affiliated Group; and

           WHEREAS, it is the intent and desire of the parties hereto that a method be established for allocating the Consolidated Return tax liability of the Parent and the undersigned Subsidiaries to such Parent and Subsidiaries, for reimbursing Parent for payment of such tax liability, and to provide for the allocation and payment of any refund arising from current year tax losses or a carryback or carryforward of losses or tax credits to subsequent or prior taxable years,

        NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

        1.  Consolidated Return Election. A Consolidated Return shall be filed
            ----------------------------
by Parent for each taxable period in respect of which this Agreement is in effect and for which Parent and one or more of the Subsidiaries are required or permitted to file a Consolidated Return. With respect to Parent and each Subsidiary, any period for which such Subsidiary is or may be included in a Consolidated Return filed by Parent is referred to in this Agreement as a "Consolidated Return Year." Each Subsidiary hereby irrevocably designates Parent as its agent for the purpose of taking any and all action necessary or incidental to the filing of any Consolidated Return, and further agrees to furnish Parent with any and all information and to take any and all action as Parent may reasonably request that is necessary or appropriate for the proper filing of a Consolidated Return or for implementing the provisions of this Agreement. Each Subsidiary agrees that it will join in the Consolidated Returns to be filed by Parent to the extent that such Subsidiary is required or permitted to do so by the Code.

        2.  Liability for Consolidated Federal Income Tax Liability. As between
            -------------------------------------------------------
the parties hereto Parent agrees to pay the United States consolidated federal income tax liability of the Affiliated Group for Consolidated Return Years and each Subsidiary agrees to make such payments to Parent as shall be required pursuant to Sections 3 and 4 hereof.

        3.  Allocation of Consolidated Federal Income Tax Liability. (a) The tax
            -------------------------------------------------------
liability of the Affiliated Group will be first allocated to the members in accordance with section 1.1552-1(a)(2) of the Federal income tax regulations and then the Affiliated Group will elect I00 percent as a fixed percentage to be used to allocate additional amounts to the members in accordance with Treasury Regulations Section 1.1502-33(d)(3)(i). Each Subsidiary will pay to the Parent the amount of tax liability allocated to it in this paragraph (after the adjustments provided for in subparagraph (e)) and Parent will pay to each Subsidiary or former Subsidiary all amounts allocable under section 1.1502-33(d)(3)(ii).

        (b) If a consolidated current alternative minimum tax liability exists, such liability (as well as any associated minimim tax credit) will be allocated to the members in accordance with proposed regulations section 1.1552-1(g).

        (c) All recapture of previously claimed tax credits shall be assessed against the member that generated the credits.

        (d) Payment by each Subsidiary of its allocated Federal income tax liability (after the adjustments provided for in subparagraph (e)) for a Consolidated Return Year shall include estimated tax installments due for each taxable period and each Subsidiary shall pay such estimated tax installments to Parent not later than the due date of each such installment. Estimated tax payments made by a Subsidiary shall be credited against the allocated consolidated Federal income tax liability of such Subsidiary for the Consolidated Return Year. Any underpayment or overpayment of allocated consolidated Federal income tax liability by reason of estimated tax payments (resulting from other than the adjustments required in subparagraph (e)) shall be paid by or refunded to each Subsidiary within thirty days after the filing date of the Consolidated Return, provided that if the Consolidated Return produces a net refund the overpayment shall be refunded when received by the Parent from the Internal Revenue Service.

        (e) Payments to the Parent of the income tax liability of any subsidiary shall be reduced by its proportionate share of any amounts allocable to the Parent under Section 1.1502-33(d)(3)(ii). A subsidiaries proportionate share of any amounts allocable to the Parent under Section 1.1502-33(d)(3)(ii) shall be based on the ratio of the liability of each subsidiary to the sum of the tax liabilities of all subsidiaries.

        (f) The Companies do hereby covenant and agree with one another to allocate and pay any state income tax for those states in which a consolidated, combined or unitary return is filed in a manner consistent with the allocation of federal income tax as provided in this Agreement.

               4.   Adjustments to Tax Liability. If the consolidated tax
                    ----------------------------
liability is adjusted for any Consolidated Return Year, whether by means of an amended return, claim for refund or after a tax audit by the Internal Revenue Service (except for protective refund claims), the liability of the Parent and each Subsidiary under Section (3) of this Agreement shall be recomputed to give effect to such adjustment as if it had been made as part of the original computation of tax liability, and, in the case of a refund, Parent shall pay each Subsidiary that portion of such refund as is attributable to the decrease in such Subsidiary's allocated consolidated Federal tax liability caused by the adjustment within thirty days after the refund is received by Parent and in the case of an increase in tax liability, each Subsidiary shall pay to Parent that portion of such increased tax liability (including all penalties, interest, and additions to tax, if any) as is attributable to the increase in such Subsidiary's allocated consolidated Federal tax liability caused by the adjustment within thirty days after receiving notice of such liability from Parent.

               5.   Separate Return Years. If part or all of an unused
                    ---------------------
consolidated loss or tax credit is allocated to a member of the Affiliated Group pursuant to Section 1.1502-79 of the Federal Income Tax Regulations and it is carried back or forward to a year in which such member filed a separate income tax return or a Consolidated Return with another affiliated group, any refund or reduction in tax liability arising from the carryback or carryover shall be retained by such Subsidiary. Notwithstanding the above, Parent shall determine whether an election shall be made not to carry back part or all of a consolidated net operating loss for any taxable year in accordance with section 172(b)(3) of the Code.

        6.   Priority of Agreement. This Agreement shall fix the liability
             ---------------------
between Parent and each Subsidiary as to the matters covered, notwithstanding that (i) the Agreement or any part thereof is not controlling for tax or other purposes, including, but not limited to, the computation of earnings and profits for Federal income tax purposes, and (ii) Parent and other corporations which are now or may become members of the Affiliated Group enter into a different agreement for the allocation of consolidated Federal income tax liability to such other corporations.

        7.   Effective Date. This Agreement shall apply to the Consolidated
             --------------
Return Year ending December 31, 2000 and all subsequent Consolidated Return Years unless the Parent and the Subsidiaries agree to terminate the Agreement. Notwithstanding such termination, this Agreement shall continue in effect with respect to any payment or refund due for all Consolidated Return Years prior to termination. In the event a Subsidiary ceases to be a member of the Affiliated Group, Parent shall remain the sole agent of such Subsidiary with respect to the period for which such Subsidiary was a member of the Affiliated Group, and Parent shall have sole authority to contest any tax liability with respect to such period. The obligations of a Subsidiary under this Agreement, including but not limited to the obligation to cooperate in seeking a refund of tax for any Consolidated Return Year, shall continue after such Subsidiary ceases to be a member of the Affiliated Group.

        8.   Amendments. Any amendment or supplement to this Agreement shall be
             ----------
in writing and signed by an authorized representative of the parties.

        9.   Successors. This Agreement shall be binding upon and inure to the
             ----------
     benefit of any successors whether by statutory merger, acquisition of assets or otherwise, to any of the parties hereto, to the same extent as if the successor had been an original party to the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in its name and on its behalf by one of its officers duly authorized.

                                                                      Appendix A


CNG Coal Company

CNG Financial Services, Inc.

CNG Iroquois, Inc.

CNG Kauai, Inc.

CNG Main Pass Gas Gathering Corporation

CNG Market Center Services, Inc.

CNG Oil Gathering Corporation

CNG Pipeline Company

CNG Power Company

CNG Power Services Corporation

CNG Research Company

CNG Technologies, Inc.

Consolidated Natural Gas Company

Consolidated System LNG Company

Cypress Energy, Inc.

DEI Cayman Holding Company

DT Services, Inc.

Dominion Alliance Holding, Inc.

Dominion Appalachian Development, Inc.

Dominion Appalachian Development Properties, L.L.C.

Dominion Armstrong, Inc.

Dominion Black Warrior Basin, Inc.

Dominion Cleveland Thermal, Inc.

Dominion Cogen NY, Inc.

Dominion Cogen WV, Inc.

Dominion Cogen, Inc.

Dominion Dresden, Inc.

Dominion Elwood II, Inc.

Dominion Elwood III, Inc.

Dominion Elwood Services Company, Inc.

Dominion Elwood, Inc.

Dominion Energy Construction Company

Dominion Energy Direct Sales, Inc.

Dominion Energy Exchange, Inc.

Dominion Energy Marketing, Inc.

Dominion Energy Peru Holdings, Inc.

Dominion Energy Services Company, Inc.

Dominion Energy, Inc.

Dominion Equipment II, Inc.

Dominion Equipment, Inc.

Dominion Exploration & Production, Inc.

Dominion Fairless Hills, Inc.

Dominion Field Services, Inc.

Dominion Gas Processing MI, Inc.

Dominion Generation, Inc.

Dominion Greenbrier, Inc.

Dominion Harrisburg, Inc.

Dominion Kincaid, Inc.

Dominion Member Services, Inc.

Dominion Metering Services, Inc.

Dominion Michigan Production Services, Inc.

Dominion Midwest Energy, Inc.

Dominion North Star Generation, Inc.

Dominion Nuclear Connecticut, Inc.

                                                                      Appendix A

Dominion Nuclear Holdings, Inc.

Dominion Nuclear Marketing I, Inc.

Dominion Nuclear Marketing II, Inc.

Dominion Nuclear, Inc.

Dominion Pleasants, Inc.

Dominion Products and Services, Inc.

Dominion Reserves - Indiana, Inc.

Dominion Reserves - Utah, Inc.

Dominion Reserves Gulf Coast, Inc.

Dominion Reserves, Inc.

Dominion Resources Services, Inc.

Dominion Resources, Inc.

Dominion Retail, Inc.

Dominion San Juan, Inc.

Dominion Storage, Inc.

Dominion Telecom, Inc.

Dominion Transmission, Inc.

Dominion Troy, Inc.

Evantage, Inc.

Granite Road Cogen, Inc.

Great Lakes Compression, Inc.

Hope Gas, Inc.

Niton US, Inc.

The East Ohio Gas Company

The Peoples Natural Gas Company

VP Property, Inc.

Virginia Electric and Power Company

Virginia Power Energy Marketing, Inc.

Virginia Power Fuel Corporation

Virginia Power Nuclear Services Company

Virginia Power Services Energy Corp., Inc.

Virginia Power Services, Inc.




Attest:   /s/ Patricia  A. Wilkerson

-----------------------------------------------
Patricia A. Wilkerson, Authorized Officer


By:  /s/  G.  Scott Hetzer

-----------------------------------------------
G. Scott Hetzer, Authorized Officer

                                                                      Appendix A

Carthage Energy Services, Inc.






Attest:  /s/ Henry C. Riely

-----------------------------------------------

Henry C. Riely, Assistant Secretary


By:  /s/ Patricia A. Wilkerson

-----------------------------------------------
Patricia A. Wilkerson, Vice President and
Corporate Secretary

                                                                      Appendix A

CNG International Corporation

DEI U.K., Inc.

Dominion Energy U.K., Inc.












Attest:   /s/ Patricia  A. Wilkerson                        By:  /s/ Thomas N. Chewning

---------------------------------------------------         -------------------------------------------------
Patricia A. Wilkerson, Authorized Officer                   Thomas N. Chewning, Authorized Officer

                                                                      Appendix A

Dominion Capital Financial, Inc.

Dominion Capital Ventures Corporation

Dominion Capital, Inc.

Louisiana Hydroelectric Capital Corporation

Marine Optical, Inc.

Mortgage Finance, Inc.

NH Capital, Inc.

OptaCor Financial Services Company

Rincon Securities, Inc.

Saxon Asset Securities Company

Virginia Financial Ventures, Inc.


Attest:  /s/ Patricia  A. Wilkerson                    By:  /s/ Charles E. Coudriet

-----------------------------------------------        -------------------------------------------
Patricia A. Wilkerson, Authorized Officer              Charles E. Coudriet, Authorized Officer

Dominion First Source, Inc.

First Source Equity Holdings, Inc.

Saxon Bofa Facility, Inc.

Saxon CSR Facility, Inc.

Saxon Merrill Facility, Inc.

Saxon Mortgage Loan Warehouse Corporation



Attest:  /s/ Henry C. Riely                       By:  /s/ Charles E. Coudriet

-------------------------------------------       -------------------------------------------
Henry C. Riely, Authorized Officer                Charles E. Coudriet, Authorized Officer

                                                                      Appendix A

America's MoneyLine, Inc.

Saxon Loan Investment Corporation

Saxon Mortgage, Inc.



Attest: /s/ Henry C. Riely                        By:  /s/ Robert G.  Partlow

--------------------------------------------      --------------------------------------------
Henry C. Riely, Authorized Officer                Robert G. Partlow, Authorized Officer

                                                                      Appendix A

First Source Financial, Inc.

Attest:  /s/ Patricia D. Menge                    By:  /s/ Edward A. Szarkowicz

---------------------------------------           --------------------------------------------
Patricia D. Menge, Vice President and             Edward A. Szarkowicz, Senior Vice President,
Treasurer                                         General Counsel and Secretary

                                                                      Appendix A

Meritech Mortgage Services, Inc.

Attest:  /s/ Richard D. Shephard                  By:  /s/ Robert G. Partlow

---------------------------------------------     ------------------------------------------------------
Richard D. Shepherd, Vice President, General      Robert G. Partlow, Senior Vice President,
Counsel and Assistant Secretary                   Chief Financial Officer and Treasurer

                                                                      Appendix A

Bridgeway Management Company

Chesterfield Land, Inc.

Dominion Land Management Company

Dominion Land Management Company - Williamsburg

Dominion Lands - Williamsburg, Inc.

Dominion Lands, Inc.

H-W Properties, Inc.

Old North State Management Company

Shoulders Hill/DCI Properties, Inc.

Stanton Associates, Inc.

Waterford Harbor Realty, Inc.

Waterford Management Company

Williams Court/DCI Properties






Attest: /s/ Henry C. Riely                By:  /s/ Jerry L. Moore

-----------------------------------       -----------------------------------
Henry C. Riely, Authorized Officer        Jerry L. Moore, Authorized Officer

                                                                      Appendix A

Dominion Venture Investments, Inc.




Attest: /s/ Henry C. Riely             By:  /s/ Charles E.  Coudriet

-----------------------------------    ----------------------------------------
Henry C. Riely, Authorized Officer     Charles E. Coudriet, Authorized Officer

                                                                      Appendix A

Hogan Stanton, Inc.




Attest: /s/ Julie R. Adie               By:  /s/ Jerry L. Moore

------------------------------------    ------------------------------------
Julie R. Adie, Authorized Officer       Jerry L. Moore, Authorized Officer

                                                                      Appendix A


Edgen, Inc.

Goodman Segar Hogan, Inc.

Vidalia Audit, Inc.






Attest:  /s/ Henry C. Riely             By:  /s/ Mark P. Mikuta

------------------------------------    ------------------------------------
Henry C. Riely, Authorized Officer      Mark P. Mikuta, Authorized Officer

                                                                      Appendix A

Goodman Segar Hogan of Orlando, Inc.

Goodman Segar Hogan of World Trade Center, Inc.

Hogan Stanton Investment, Inc.

Hogan Stanton Properties, Inc.







Attest:  /s/ Julie R. Adie             By: /s/ Mark P. Mikuta

-----------------------------------    -----------------------------------
Julie R. Adie, Authorized Officer      Mark P. Mikuta, Authorized Officer

                                                                      Appendix A

Dominion Elwood Marketing, Inc.







Attest: /s/ Patricia A. Wilkerson            By: /s/ John Shaw

------------------------------------------   ------------------------------------------
Patricia A. Wilkerson, Authorized Officer    John Shaw, Authorized Officer